EXHIBIT 10.2

                              Golf rounds.com, inc.
                               111 village parkway
                                   building #2
                             Marietta, Georgia 30067




                                                         As of September 1, 2003



George N. Faris
33 Twin Lakes Lane
Riverside, Connecticut 06878

David Nagelberg
18475 Lago Vista
Rancho Sante Fe, CA  92067

Ronald I. Heller
74 Farview Road
Tenafly, NJ  07670

Gentlemen:

     This is to confirm our agreement whereby George N. Faris, David Nagelberg and Ronald I. Heller have agreed to provide, and have provided, certain services to Golf Rounds.com, Inc. ("Company"), including the introduction of Direct Petroleum Exploration, Inc, ("DPE"), to the Company as a potential target for acquisition via merger as outlined in the letter of intent, dated August 6, 2003 ("Merger"). For these services, the Company has agreed to pay to Messrs. Faris, Nagelberg and Heller, as individuals, a certain finder's fee as set forth herein.

     If, at any time within the 24-month period following the date hereof, the Company and DPE complete the Merger, the Company, at the effective time of the Merger, shall pay a finders fee ("Fee") to Messrs. Faris, Nagelberg and Heller (collectively, the "Finders"). 50% of such Fee shall be paid to Mr. Faris and the remaining 50% shall be paid equally to Messrs. Nagelberg and Heller. The Fee shall be paid by issuing to the three of them, in the aggregate, that number of shares ("Fee Shares") of the Company's common stock equal to 5% of the Company's common stock outstanding immediately after the Merger (giving effect to the issuance of the Fee Shares and the shares of the Company's common stock issued to the shareholders of DPE in exchange for their shares of DPE common stock in the Merger, but not to any of the Company's outstanding options or warrants).

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     If the foregoing correctly reflects the understanding by and among the parties, please sign below and return this letter to us, at which time it will become a binding agreement with respect to the subject matter hereof.

                                GOLF ROUNDS.COM, INC.


                                By: /s/ Robert H. Donehew
                                   ______________________
                                Name: Robert H. Donehew
                                Title:    President



Agreed to and accepted as of the date above written:

/s/ George N. Faris
---------------------
George N. Faris

/s/ David Nagelberg
---------------------
David Nagelberg

/s/ Ronald I. Heller
-----------------------
Ronald I. Heller



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